UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 28, 2010

DYAX CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-24537	04-3053198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Technology Square Cambridge, MA 02139
(Address of Principal Executive Offices) (Zip Code)

(617) 225-2500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On September 28, 2010, Dyax Corp. (“Dyax”) and CMIC Co. Ltd., a pharmaceutical company headquartered in Tokyo, Japan (“CMIC”) entered into a Product Development and License Agreement (the “Agreement”) under which CMIC will develop and commercialize subcutaneous DX-88 (ecallantide) for the treatment of hereditary angioedema (HAE) and other angioedema indications in Japan.  Dyax retains its rights to subcutaneous DX-88 in the U.S., where DX-88 has been approved by the U.S. Food and Drug Administration and is marketed as KALBITOR® (ecallantide) for the treatment of acute attacks of HAE in patients 16 years of age and older.

Under the terms of the Agreement, Dyax will receive $4 million upfront and up to $102 million in future development and sales milestones for DX-88 in HAE and other angioedema indications.  CMIC is solely responsible for all costs associated with development, regulatory activities, and commercialization of DX-88 for all angioedema indications in Japan.  CMIC will purchase the drug product from Dyax on a cost-plus basis for clinical and commercial supply.  Additionally, Dyax is eligible to receive royalties of twenty percent (20%) to twenty-four percent (24%) on net product sales.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYAX CORP.

Dated:	October 1, 2010	By:	/s/ Ivana Magovčević-Liebisch
Ivana Magovčević-Liebisch
Executive Vice President Corporate Development
and General Counsel